UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 1, 2016

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 1, 2016, Willbros Group, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 62,621,504 shares of the Company’s common stock were entitled to vote as of April 13, 2016, the record date for the Annual Meeting. There were 58,601,694 shares present, in person or by proxy, at the Annual Meeting (or 93.58% of the outstanding shares), at which the stockholders were asked to vote on four proposals. Set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal One — Election of Directors

The stockholders voted to elect two Class II Directors to serve for a term of three years expiring at the annual meeting of stockholders in 2019 and until their successors shall be duly elected and qualified. The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Robert L. Sluder	36,737,827	11,681,538	40,578	10,141,751
S. Miller Williams	43,251,204	5,189,411	19,328	10,141,751

Proposal Two — Approval of Amendment to the Company’s

Certificate of Incorporation to Declassify

the Board of Directors

The amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors was not approved by the stockholders because it failed to receive the affirmative vote of the holders of 75% or more of the outstanding shares of the Company’s common stock, as required by the Company’s Certificate of Incorporation. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
43,178,146	5,261,365	20,432	10,141,751

Proposal Three — Advisory Vote to Approve

Named Executive Officer Compensation

The stockholders voted to approve, on an advisory basis, named executive officer compensation. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
39,385,043	8,987,700	87,200	10,141,751

Proposal Four — Ratification of Appointment of Independent

Registered Public Accounting Firm

The stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
57,969,909	592,313	39,472	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: June 3, 2016	By:	/s/ Van A. Welch
Van A. Welch Executive Vice President and Chief Financial Officer

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